UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 19, 2010 (April 13, 2010)
SOUTHERN COPPER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-14066 (Commission File Number)	13-3849074 (IRS Employer Identification Number)
11811 North Tatum Blvd., Suite 2500, Phoenix, AZ 85028
(Address of principal executive offices, including zip code)
(602) 494-5328
(Registrant’s telephone number, including area code)
NONE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On April 16, 2010, Southern Copper Corporation (the “Company”) completed a public offering of $1.5 billion debt offering, consisting of $400 million in aggregate principal amount of its 5.375% Notes due 2020 (the “2020 Notes”) and $1.1 billion in aggregate principal amount of its 6.750% Notes due 2040 (the “2040 Notes” and together with the 2020 Notes, the “Notes”). The Notes were offered by the Company pursuant to its registration statement on Form S-2 (File No. 333-165904) and the Prospectus included therein, filed with the Securities and Exchange Commission on April 5, 2010 and supplemented by the Prospectus Supplement dated April 13, 2010. The offering resulted in net proceeds of approximately $1,148,474,000 and the Company inteds to use these net proceeds for general corporate purposes, including the financing of its capital expenditure program.
     On April 13, 2010, the Company entered into an Underwriting Agreement, dated April 13, 2010 (the “Underwriting Agreement”), with Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated, as representatives of the underwriters named therein (collectively, the “Underwriters”), in connection with the issuance and sale by the Company of the Notes. Pursuant to the Underwriting Agreement, the Company agreed to sell the Notes to the Underwriters, and the Underwriters agreed to purchase the Notes for resale to the public. The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.
     Pursuant to an Indenture, dated April 16, 2010 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), the Company and the Trustee entered into a First Supplemental Indenture dated, April 16, 2010 (the “First Supplemental Indenture”), and a Second Supplemental Indenture dated as of April 16, 2010 (the “Second Supplemental Indenture”). The First Supplemental Indenture and the Second Supplemental Indenture provide for the issuance, and set forth the terms of, the 2020 Notes and 2040 Notes, respectively. The Indenture, the First Supplemental Indenture and the Second Supplemental Indenture contain covenants that limit the Company’s ability to, among other things, incur certain liens securing indebtedness, engage in certain sale and leaseback transactions, and enter into certain consolidations, mergers, conveyances, transfers or leases of all or substantially all the Company’s assets. The Company may issue additional debt from time to time pursuant to the Indenture.
     The foregoing description of the Underwriting Agreement, the Indenture, the First Supplemental Indenture and the Second Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of such documents, which are filed as Exhibits 1.1, 4.1, 4.2 and 4.3 hereto, respectively, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
The following exhibit is filed herewith:
(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated April 13, 2010, among Southern Copper Corporation and Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated, as representatives of the underwriters named therein.
4.1	Indenture, dated as of April 16, 2010, between Southern Copper Corporation and Wells Fargo Bank, National Association, as trustee, pursuant to which the 5.375% Notes due 2020 and 6.750% Notes due 2040 were issued.
4.2	First Supplemental Indenture, dated as of April 16, 2010, between Southern Copper Corporation and Wells Fargo Bank, National Association, as trustee, pursuant to which the 5.375% Notes due 2020 were issued.
4.3	Second Supplemental Indenture, dated as of April 16, 2010, between Southern Copper Corporation and Wells Fargo Bank, National Association, as trustee, pursuant to which the 6.750% Notes due 2020 were issued.
4.4	Form of 5.375% Notes due 2020.
4.5	Form of 6.750% Notes due 2040.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN COPPER CORPORATION
Dated: April 19, 2010	By:	/s/ Armando Ortega Gómez
		Name:	Armando Ortega Gómez
		Title:	Vice President, Legal General Counsel, and Secretary